                                                                    EXHIBIT 99.1


[GENENTECH LOGO]                                                    NEWS RELEASE
                             Media Contact:    Debra Charlesworth (650) 225-2742
                             Investor Contact: Kathee Littrell    (650) 225-1034

                             http://www.gene.com


                    GENENTECH RECEIVES SUBPOENA ON RITUXAN(R)


SOUTH SAN FRANCISCO, CALIF. - OCT. 4, 2004 - Genentech, Inc., has received a subpoena from the U.S. Attorney's Office for the Eastern District of Pennsylvania, requesting documents related to the promotion of Rituxan(R) (rituximab), a prescription treatment for relapsed or refractory, low-grade or follicular, CD20 positive, B-cell non-Hodgkin's lymphoma.

Genentech plans to cooperate with the investigation which is both civil and criminal in nature.

ABOUT GENENTECH
Genentech is a leading biotechnology company that discovers, develops, manufactures and commercializes biotherapeutics for significant unmet medical needs. A considerable number of the currently approved biotechnology products originated from or are based on Genentech science. Genentech manufactures and commercializes multiple biotechnology products directly in the United States and licenses several additional products to other companies. The company has headquarters in South San Francisco, California and is traded on the New York Stock Exchange under the symbol DNA. For press releases and additional information about the company, please visit http://www.gene.com.